UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015 (April 7, 2014)

PACWEST BANCORP

(Exact name of registrant as specified in its charter)

Delaware	00-30747	33-0885320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, CA 90067

(Address of principal executive offices) (Zip Code)

(310) 286-1144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 on Form 8-K/A (“Amendment No. 2”) amends the Current Report on Form 8-K filed by PacWest Bancorp (the “Company”) on April 9, 2014 (the “Original 8-K”), as amended by the Current Report on Form 8-K/A filed by the Company on June 6, 2014 (“Amendment No. 1”).  The Original 8-K and Amendment No. 1 were filed in connection with the completion of the Company’s acquisition of CapitalSource Inc. (“CSE”).  This Amendment No. 2 is being filed to update the financial statements of CapitalSource Inc. and pro forma financial statements of the Company previously provided in Amendment No. 1 in order to comply with age of financial statements requirements under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Item 9.01.                                        Financial Statements and Exhibits.

(a)              Financial Statements of Business Acquired

The unaudited consolidated statements of operations and comprehensive income for each of the three-month periods ended March 31, 2014 and 2013 and the unaudited consolidated statements of cash flows for each of the three-month periods ended March 31, 2014 and 2013, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)              Pro Forma Financial Information

Unaudited pro forma combined condensed consolidated statement of earnings of the Company and CSE, for the year ended December 31, 2014, reflecting the merger of the Company and CSE, as well as the accompanying notes thereto, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)              Exhibits

Exhibit No.	Description

99.1

Unaudited consolidated statements of operations and comprehensive income for CapitalSource Inc. for each of the three-month periods ended March 31, 3014 and 2013 and the unaudited consolidated statements of cash flows for each of the three-month periods ended March 31, 2014 and 2013.

99.2	Unaudited pro forma combined condensed consolidated statement of earnings of PacWest Bancorp and CapitalSource Inc., for the year ended December 31, 2014, as well as the accompanying notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACWEST BANCORP
Dated: April 22, 2015
	By:	/s/ Lynn M. Hopkins
	Name:	Lynn M. Hopkins
	Title:	Executive Vice President